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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                           Ownership          State of Incorporation
----------                           ---------          ----------------------

Cheviot Savings Bank                    100%                   Federal